EXHIBIT (2)
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                            INVESTOR RIGHTS AGREEMENT
                            -------------------------

         This Investor Rights Agreement (this "Agreement") is made and entered into as of December 20, 1999 by and among Tengtu International Corp., a Delaware corporation (the "Company"), Top Eagle Holdings Limited, a British Virgin Islands international business company (the "Investor"), and Pak Kwan Cheung (the "Majority Shareholder").

         A. The Investor has agreed to purchase from the Company, and the Company has agreed to issue to the Investor, a convertible debenture of the Company (the "Convertible Debenture") and a common stock warrant of the Company (the "Warrant") on the terms and conditions set forth in that certain Convertible Debenture and Warrant Purchase Agreement, dated of even date herewith, by and between the Company and the Investor (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

         B. The Purchase Agreement provides that the Investor shall be granted certain information, additional investment and registration rights and other rights, all as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.     INFORMATION RIGHTS.

                  1.1 Financial Information. The Company covenants and agrees that, for so long as the Investor holds the Convertible Debenture and/or the Warrant issued under the Purchase Agreement and/or shares of common stock, par value US$0.01 per share (the "Ordinary Shares"), of the Company issued upon the conversion of the Convertible Debenture and the exercise of the Warrant (the "Conversion Shares"), the Company will:

                  (a) Quarterly Reports. Furnish to the Investor as soon as practicable, and in any case within ninety (90) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited consolidated financial statements, including an unaudited balance sheet, an unaudited statement of income and an unaudited statement of cash flows, of the Company and the Subsidiaries, together with a letter from the management of the Company in a form reasonably acceptable to the Investor disclosing and analyzing the consolidated revenues, operations and summary financial information of the Company and the Subsidiaries ("Management Letter") for such quarter and a certificate from the Chief Financial Officer of the Company (or in the absence of a Chief Financial Officer, a senior officer of the Company) stating that the unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), consistently applied;

                  (b) Annual Reports. Furnish to the Investor, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, a Management Letter for such fiscal year, a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and the Subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with GAAP and practices, consistently applied, and audited by Moore Stephens, P.C. or another internationally recognized independent certified public accountants acceptable to the Investor, accompanied by (i) an opinion (which, subsequent to the fiscal year ended June 30, 2000 shall be unqualified, except for qualifications regarding specified contingent liabilities) of such accounting firm, (ii) an officer's certificate from the Controller of the Company stating that neither the Company nor any Subsidiary is in default under any of its other agreements or, if such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto, and (iii) a copy of such accounting firm's annual management letter to the board of directors;

                  (c) Further Accounting Information. Furnish to the Investor, promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (d) Notice of Default. Furnish to the Investor, promptly (but in any event within ten (10) business days) after the discovery or receipt of notice of any default under any material agreement to which it or any Subsidiary is a party or any other material adverse event or circumstances affecting the Company or any such Subsidiary (including the filing of any material litigation against the Company or such Subsidiary or the existence of any dispute with any person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate from a senior officer of the Company specifying the nature and period of existence thereof and what actions the Company and the Subsidiaries have taken and propose to take with respect thereto;

                  (e) SEC Filings and Other Releases. Furnish to the Investor a copy of each registration statement, preliminary prospectus, final prospectus or other document or regular, special or periodic filing made with the Securities and Exchange Commission (the "SEC") concurrently with the filing thereof with the SEC, and, within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business;

                  (f) Annual Budget. Furnish to the Investor within ten (10) days after adoption thereof, but in any case not less than thirty (30) days prior to the end of each fiscal year of the Company, an annual budget prepared on a quarterly basis in consolidated form for the Company and its Subsidiaries for the next succeeding fiscal year (displaying anticipated statements of income, changes in financial position and balance sheets); and, promptly upon preparation thereof, any other significant budgets which the Company prepares and any revisions of such annual or other budgets; and

                  (g) Other Information. Promptly furnish to the Investor such additional financial and other information as the Investor may from time to time reasonably request.

         The Investor agrees to hold all information received pursuant to this
Section 1.1 in confidence and not to use or disclose any of such information except as permitted in accordance with the terms of Section 7.1 of the Purchase Agreement.

                  1.2 Inspection Rights. The Investor shall have the right upon reasonable notice to visit and inspect any of the properties of the Company or any Subsidiaries, and to examine the records and books of account of the Company or any Subsidiary, and to discuss the affairs, finances and accounts of the Company or any Subsidiaries with its officers, directors or independent accountants and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

                  1.3 Termination of Certain Rights. The Company's obligations under Section 1.1 above will terminate upon the closing of the Company's initial public offering of shares pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act").


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                  1.4 Board of Directors. During the period commencing as of the date hereof and ending on the date on which the Investor has exercised its conversion rights under the Convertible Debenture and/or exercised its purchase rights under the Warrant and holds 3,000,000 Ordinary Shares, in the aggregate, the Investor shall have the right to have a person attend the meetings of the board of directors of the Company as an observer. Such observer shall not have the right to vote on any matters before the board of directors of the Company.
At any time after the date on which the Investor has exercised its conversion rights under the Convertible Debenture and/or exercised its purchase rights under the Warrant and holds 3,000,000 Ordinary Shares, in the aggregate, or owns shares equal to at least fifteen percent (15%) of the total shares outstanding, or has purchased Convertible Debentures (including Additional Debentures, as defined below) with an aggregate purchase price of at least US$5,000,000, the Investor shall have the right to appoint one (1) person to the board of directors of the Company.

         2.       REGISTRATION RIGHTS.

         2.1 Definitions. For purposes of this Section 2 and Sections 3 and 4 hereof:

                  (a) Form S-1 and Form S-3. The terms "Form S-1" and "Form S-3" mean such forms under the Securities Act as are in effect on the date hereof, such other forms available to a registrant similar to the Company or any successor registration forms under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (b) Holder. For purposes of this Section 2 and Sections 3 and 4 hereof, the term "Holder" means any person owning of record Registrable Securities (as defined below) that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Convertible Debenture convertible into, or the Warrant pursuant to which the Investor may purchase, such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register the Convertible Debenture and/or the Warrant, and that the Holder of Registrable Securities will not be required to convert its Convertible Debenture into Ordinary Shares and/or to exercise its rights under the Warrant to purchase Ordinary Shares in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                  (c) Registration Expenses. The term "Registration Expenses" means all expenses incurred by the Company in complying with Sections 2.2, 2.2 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the expenses of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public (including any qualified independent underwriter required in connection with such underwritten offering), excluding any such fees, commissions and underwriting discounts based on the proceeds of sales of Registrable Securities by selling Holders. With respect to expenses incurred in connection with Sections 2.2, 2.3 and 2.4 hereof, "Registration Expenses" shall include reasonable fees and disbursements of a single special counsel for the Holders.

                  (d) Registrable Securities. The term "Registrable Securities" means (1) all Ordinary Shares of the Company issued or issuable upon the conversion of the Convertible Debenture or the exercise of the Warrant issued under the Purchase Agreement that are now owned or may hereafter be acquired by the Investor or the Investor's permitted successors and assigns and (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Ordinary Shares described in clause (1) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.


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                  (e) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of Ordinary Shares which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                  (f) Registration. The terms "register," "registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (g) Registration Statement. The term "Registration Statement" means any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company.

         2.2 Demand Registration.

                  (a) Request by Holders. If the Company shall receive, at any time after December 31, 2001, a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Registration Statement, covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty
(20) days after the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least ten percent (10%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than US $1,000,000. Any Registration effected pursuant to this Section 2.2 shall be on Form S-1 unless the Holders of more than fifty percent (50%) of the Registrable Securities to be registered pursuant to such Registration instruct the Company otherwise.


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                  (b) Underwriting. If the Holders initiating the registration request under this Section 2.2 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders holding more than fifty percent (50%) of the Registrable Securities to be underwritten; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under Section 2.8; and provided further, that the


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representations and warranties given by, and the other agreement on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders; and provided further, that the Company shall ensure that no underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's free and unencumbered title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein (including any by the Company), pro rata among the holders of such other securities on the basis of the number of shares requested to be included in such registration by each such holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (c) Maximum Number of Demand Registrations. The Company is obligated to effect only one (1) such registrations pursuant to this Section 2.2; provided that in the event the Investor invests an aggregate of US$2,000,000 or more in the Company (through Convertible Debentures, Addition Debentures or otherwise), the Company shall be obligated to effect a total of two (2) registrations pursuant to this Section 2.2.

                  (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a Registration Statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that during such sixty (60) day period the Company shall not file a registration statement with respect to the public offering of securities of the Company or any other selling shareholder.

                  (e) Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 2.2, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

         2.3 Piggyback Registrations. (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any Registration Statement (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. The Company thereupon will use its best efforts as a part of its filing of such Registration Statement to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If a Registration Statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under Section 2.8; and provided further, that the representations and warranties given by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Investor; and provided further, that the Company shall ensure that no underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (c) Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 2.3 shall be borne by the Company.

         2.4 Registration on Form S-3.

                  (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this
Section 2, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders) (the Holders making such request, hereafter the "Initiating Holders"); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than US $500,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 2.4 (c)(ii) hereof (but subject to the limitations set forth therein).

                  (b) If a request complying with the requirements of Section 2.4(a) hereof is delivered to the Company, the Company will:

                      (i) promptly give written notice of the proposed
                  registration to all other Holders; and


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                      (ii) as soon as practicable, use its best efforts to
                  effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

         The Company shall not be obligated to effect, or to take any action to effect, any such Registration pursuant to this Section 2.4:

                      (A) In any particular jurisdiction in which the Company
                  would be required solely as a result of such Registration to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; and

                      (B) During the period starting with the date sixty (60)
                  days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective.

                  (c) Subject to the limitations set forth in Section 2.4(a) and the foregoing clauses (A) and (B), the Company shall file a Registration Statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the board of directors of the Company, such registration would be seriously detrimental to the Company and the board of directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (B) above) the Company may not defer the filing for a period of more than sixty (60) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period; and provided further, that during such sixty (60) day period the Company shall not file a registration statement with respect to the public offering of securities of the Company.

         The Registration Statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.4(b), include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                  (d) Underwriting. If the Registration is for an underwritten offering, the provisions of this Section 2.4(d) and 2.4(e) hereof shall apply to such Registration. In such event, the right of any Holder to Registration pursuant to Section 2.4 hereof shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

                  (e) Procedures. If the Company shall request inclusion in any Registration pursuant to Section 2.4 hereof of securities being sold for its own account, or if other persons shall request inclusion in any Registration pursuant to Section 2.4 hereof, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
Section 2 (including Section 2.9 hereof). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under Section 2.8; and provided further, that the representations and warranties given by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Investors; and provided further, that the Company shall ensure that no underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Section 2.4, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be reduced as required by the underwriters and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein (including any by the Company), pro rata among the holders of such other securities on the basis of the number of shares requested to be included in such registration by each such holder. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from the registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.4, then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders).

                  (f) Expenses. Subject to the foregoing, the Company shall file a Form S-3 or Form F-3 Registration Statement covering the Registrable Securities and other securities so requested to be registered pursuant to this
Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all Registration Expenses incurred in connection with any registration requested pursuant to this
Section 2.4.

                  (g) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

         2.5 Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of more than fifty percent (50%) of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Otherwise use its best efforts to comply with the Securities Act, the Exchange Act of 1934 (the "Exchange Act") and any other applicable rules and regulations of the Commission, and make available to the securities holders; as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months after the effective date of such Registration Statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

                  (e) Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required solely as a result of such Registration or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) Appoint a qualified independent underwriter, if necessary under the circumstances or if reasonably requested by the Holders more than fifty percent (50%) of the Registrable Securities in any Registration made pursuant to the terms hereof.

                  (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                  (h) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (j) Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are already so listed, or, if the Company does not have a class of equity securities listed on a United States securities exchange, apply for qualification and use its best efforts to qualify Registrable Securities being registered for inclusion on the National Market System/NASD.

                  (k) At any time when a Holder provides notice to the Company that it intends to make a disposition of its Registrable Shares under a listing with The Stock Exchange of Hong Kong, use all reasonably and diligent efforts to list the Company's Ordinary Shares on such securities exchange and comply with all applicable securities or other laws of the relevant jurisdiction applicable to such jurisdiction and the rules and regulations of such securities exchange, and furnish to the Holders such number of copies of prospectuses and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such Registration.


         2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
Section 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

         2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.8 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Sections 2.2, 2.3 or Section 2.4:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and control persons of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

                      (1) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein;

                      (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                      (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with the offering covered by such Registration Statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this
Section 2.8(b), together with any amounts payable under Section 2.8(c) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding or if, and for such period, such indemnified party was required to retain counsel prior to the indemnifying party's retention of counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its liability to the indemnified party under this Section 2.8 only if and to the extent it is prejudicial to its ability to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. In no event shall any indemnity under this Section 2.8(c) exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.


                  (f) Survival; Release. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a Registration Statement of the Company filed under the Securities Act; provided, however, that such agreement shall be applicable only to the first such Registration Statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such Registration Statement. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. As a condition to each Holder's obligations hereunder, each officer, director and one percent (1%) stockholder of the Company shall be bound by a similar lock-up agreement in favor of the Company and the underwriters.

         2.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder demand registration rights senior to, or in parity with, those granted to the Holders hereunder.

         2.11 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.2, 2.3 or Section 2.4 with respect to (a) any request or requests for registration made by any Holder on a date more than seven (7) years after the closing date of the Company's initial public offering or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or Section 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act.

         2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Commencing March 31, 2000, make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         3.       RIGHT OF FIRST OFFER; CO-SALE RIGHTS

         3.1 General. Each Holder (as defined in Section 2.1(d)) and any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first offer to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first offer is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)) to (b) the number of Ordinary Shares of the Company then outstanding.

         3.2 New Securities. "New Securities" shall mean any Ordinary Shares or preferred shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Ordinary Shares or preferred shares, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such ordinary or preferred shares; provided, however, that the term "New Securities" does not include:

                  (a) any Ordinary Shares (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, share purchase or share option plans, share bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (such number of shares to be calculated net of any repurchase of such shares by the Company and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent share splits, share dividends, recapitalizations, combination of shares or the like);

                  (b) any Ordinary Shares or preferred shares of the Company (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, under arrangements approved by the Board of Directors;

                  (c) any Ordinary Shares or preferred shares issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

                  (d) any Ordinary Shares issued upon conversion of the Convertible Debenture (or any other convertible debenture issued by the Company to the Investor pursuant to Section 4.1 of this Agreement) or exercise of the Warrant (or any other common stock warrant issued by the Company to the Investor pursuant to Section 4.1 or 4.2 of this Agreement);

                  (e) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities or upon the exercise or conversion of any securities, if such securities were first offered to the Rights Holders hereunder;

                  (f) any Ordinary Shares or preferred shares issued in connection with any share split or share dividend; and

                  (g) any securities offered by the Company to the public pursuant to a Registration Statement filed under the Securities Act.

         3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase.

         3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first offer within such ten (10) day period, then the Company shall have ninety (90) days after the expiration of such 10-day period to sell the New Securities with respect to which the Rights Holders' rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

         3.5 Termination. This right of first offer shall terminate (a) immediately before the closing of the first underwritten sale of shares of the Company to the public pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act, or (b) upon (1) the acquisition of all or substantially all the assets of the Company or (2) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting shares immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

         3.6    Co-Sale Rights.

                  (a) If the Majority Shareholder proposes to sell any Ordinary Shares ("Co-Sale Shares") to a third party or affiliated group (the "Transferee"), the Majority Shareholder shall first give reasonable notice in reasonable detail to the Investor in sufficient time to allow Investor to exercise its rights to convert the Convertible Debenture into, or to exercise its right under the Warrant to purchase, Ordinary Shares of the Company and to participate in the sale on the same terms and conditions as the Majority Shareholder. To the extent any prospective purchaser or purchasers refuses to purchase shares or other securities from the Investor exercising its rights of co-sale hereunder, the Majority Shareholder shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, the Majority Shareholder shall purchase the offered shares or other securities from the Investor. Notwithstanding the foregoing, the provisions of this Section 3.6 shall not apply to (i) any pledge of Co-Sale Shares made pursuant to a bona fide loan transaction that creates a mere security interest; or (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons of the Majority Shareholder; provided that (A) the Majority Shareholder shall inform the Investor of such pledgee or transfer prior to effecting it and (B) the pledgee or transferee shall furnish the Investor with a written agreement to be bound by and comply with all provisions of this
Section 3.6. Such transferred Co-Sale Shares will remain "Co-Sale Shares" hereunder, and such pledgee or transferee shall be treated as the "Majority Shareholder" for purposes of this Agreement.


                  (b) Notwithstanding the foregoing, the provisions of Section 3.6(a) shall not apply to (i) the sale of any Co-Sale Shares to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, or any sale to the Company, or (ii) any sale of any Co-Sale Shares pursuant to Rule 144 with the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed.

         3.7 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Convertible Debenture and the exercise of the Warrant, all Ordinary Shares issuable from time to time upon such conversion. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Convertible Debenture and the exercise of the purchase right under the Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

         4.       ADDITIONAL RIGHTS OF THE INVESTOR.

         4.1 Option to Purchase Additional Debentures and Warrants. (a) At any time on or prior to June 15, 2000, the Investor shall have the right to purchase one or more additional convertible debentures (each, an "Additional Debenture" and, collectively, the "Additional Debentures") and, in connection with any such purchase of an Additional Debenture, to receive a warrant to purchase one Ordinary Share for each US$1.00 of the principal sum of such Additional Debenture (each, an "Additional Warrant" and, collectively, the "Additional Warrants"), from the Company; provided that the initial aggregate principal sum of the Additional Debentures shall not exceed an amount equal to US$5,000,000 minus the initial principal sum of the Convertible Debenture. Any such Additional Debenture and Additional Warrant shall be issued by the Company to the Investor, and purchased by the Investor from the Company, on the same terms and conditions as are set forth in the Purchase Agreement (for example, each Additional Debenture and Additional Warrant shall be substantially in the form of Exhibit A and Exhibit B, respectively, attached to the Purchase Agreement); provided, however, that (i) the Conversion Price (as defined in the Convertible Debenture) which is in effect during the period commencing on the date of the Convertible Debenture and ending on the first anniversary of such date (e.g., US$0.50 per share) shall not apply to any Additional Debenture, (ii) the "Maturity Date" of any Additional Debenture shall be the fourth anniversary of the date of its issuance by the Company to the Investor, (iii) each Additional Warrant shall be exercisable immediately as to one-third of the Ordinary Shares into which such Additional Warrant can be exchanged, and commencing one year after the issuance of such Additional Warrant as to two-thirds of the Ordinary Shares into which such Additional Warrant can be exchanged, but otherwise upon the terms set forth in the Warrant, (iv) the Additional Warrant shall remain in effect until the third anniversary of the date of its issuance by the Company to the Investor, (v) all references in the Purchase Agreement to the Convertible Debenture, the Warrant and the Closing shall refer to the Additional Debenture, the Additional Warrant and the closing of such additional purchase and issuance,
(vi) prior to such closing, the Company shall deliver an updated Schedule of Exceptions to the Investor, (vii) the date set forth in Section 3.15 and 3.16 of the Purchase Agreement shall refer to the date of the most recent annual consolidated balance sheet and financial statements of the Company and the Subsidiaries delivered to the Investor pursuant to Section 1.1(c) of this Agreement, and (viii) the month referred to in Section 3.22 of the Purchase Agreement shall refer to the calendar month occurring immediately prior to such closing. For the avoidance of doubt, each of the conditions set forth in Sections 5 and 6 of the Purchase Agreement (as they relate to such Additional Debenture and Additional Warrant) must be satisfied on or before any such closing.

                  (b) If the Investor desires to exercise its right to purchase an Additional Debenture and to receive an Additional Warrant, it shall deliver written notice to the Company, at any time on or prior to June 15, 2000, specifying (i) the principal sum of the Additional Debenture that it wishes to purchase. Promptly upon receiving any such notice from the Investor, and in any event no later than twenty (20) days thereafter (or such earlier or later date as the Investor and the Company shall agree in writing) and subject to the satisfaction of the conditions set forth in Sections 5 and 6 of the Purchase Agreement, the Company will deliver to the Investor the original Additional Debenture and the original Additional Warrant against delivery to the Company by the Investor of an amount equal to the principal sum of the Additional Debenture. Immediately after any such closing, such Additional Debenture and Additional Warrant shall be deemed to be included in the respective definitions of the "Convertible Debenture" and the "Warrant" and any Ordinary Shares issued upon conversion of such Additional Debenture and/or the exercise of such Additional Warrant shall be included in the definition of "Conversion Shares" for purposes of this Agreement.

         4.2 Issuance of Special Warrant. So long as the Convertible Debenture and the Warrant remain outstanding, the Company shall not issue any Ordinary Shares, or any rights, options or warrants to subscribe for, purchase or otherwise acquire any Ordinary Shares ("Options"), or any evidence of indebtedness, shares (other than Ordinary Shares) or other securities convertible into or exchangeable for Ordinary Shares ("Convertible Securities"), at a price less than the Conversion Price (as defined in the Convertible Debenture) in effect at such time. If the event that the Company issues any Ordinary Shares, Options or Convertible Securities in contravention of its obligation set forth in the preceding sentence, the Company shall issue to the Investor a common stock warrant, substantially in the form of Exhibit B attached to the Purchase Agreement (the "Special Warrant"); provided that (i) the "Purchase Price" thereunder shall be US$0.30 per share, (ii) the right of the Investor to exercise its purchase right under the Special Warrant shall expire on the third anniversary of the issuance date of the Special Warrant, and (iii) the Special Warrant shall evidence the right of the holder thereof to purchase an aggregate number of Ordinary Shares equal to one Ordinary Share for each US$2.00 of the remaining aggregate principal sum of the Convertible Debenture and the Additional Debentures. Upon its issuance to the Company, the Special Warrant shall be deemed to be included in the definition of "Warrant" and any Ordinary Shares issued to the Company upon the exercise of the Special Warrant shall be included in the definition of "Conversion Shares" for purposes of this Agreement.

         4.3 Co-Investment Right. In the event that the Company plans to expand its business operations (or those of any Subsidiary) through the development of new products, increased capitalization (whether through an initial public offering or otherwise), the entering into of any joint venture, strategic alliance or other business arrangement with a third party, or otherwise, the Company agrees to discuss such plan with the Investor and to first offer the Investor an opportunity to participate in such plan, whether as a direct or indirect participant or otherwise. The Company agrees to discuss the foregoing with the Investor in good faith so long as the Convertible Debenture and the Warrant are in effect and/or the Investor holds any Conversion Shares.

         4.4 Notice Rights. So long as the Convertible Debenture and the Warrant remain outstanding or the Investor holds any of the Conversion Shares, the Company shall not take any of the actions described below without providing to the Investor not less than thirty (30) days prior notice:

                  (a) Transfer or encumber all or a material portion of the business (or other assets) of the Company or any Subsidiary, enter into material contracts (imposing a payment obligation on the Company or any Subsidiary in excess of US$300,000), acquire the assets or stock of a third party for a purchase price in excess of US$300,000 or otherwise assume the obligations of a third party in excess of US$300,000;

                  (b) Amend any of the charter documents or other internal regulations of the Company;

                  (c) Merge the Company or with another entity;

                  (d) Adopt or amend the annual business plan of the Company or otherwise make any material change in the Company's business operations;

                  (e) Adopt or amend any other matters affecting the organization, the board of directors or management structure, or the business plan of any Subsidiary;

                  (f) Adopt or amend any policies governing the distribution of dividends and distribute any dividends;

                  (g) Dissolve or otherwise liquidate the Company or any Subsidiary;

                  (h) Make any capital expenditures in excess of US$300,000;

                  (i) Approve financial reports and financial statements of the Company; or

                  (j) Initiate, defend, conduct or settle any litigation in excess of US$300,000.

         5.       ASSIGNMENT AND AMENDMENT.

                  5.1 Assignment. The rights of the Holder under this Agreement may be assigned to any party who acquires either of the Convertible Warrant and/or the Warrant issued under the Purchase Agreement and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 5. The Holder shall provide the Company with written notice promptly after such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned.

                  5.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor (and/or any of its permitted successors or assigns) holding the Convertible Debenture, the Warrant and/or Conversion Shares representing and/or convertible into more than fifty percent (50%) of all the Investor's Shares (as defined below), and, in the event an amendment is made to Section 3 or 4.4, the Majority Shareholder. As used herein, the term "Investor's Shares" shall mean the Ordinary Shares then issuable upon conversion of the then principal outstanding sum of the Convertible Debenture and the exercise of the Warrant issued under the Purchase Agreement plus all then outstanding shares of Conversion Shares that were issued upon the conversion of the Convertible Debenture and the exercise of the Warrant. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of the Investor or such Holder and the Company.

         6.       GENERAL PROVISIONS.

                  6.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or
(iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country. For the purposes of this Section, a delivery between the People's Republic of China and Hong Kong shall be considered an international delivery.

         All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number indicated for such party, in the case of the Company or the Majority Shareholder, at 206-5050 Kingsway, Burnaby, BC, Canada, V5H 4H2, Attention: Mr. Pak Cheung, Facsimile:
(604) 438-9729, with a copy to Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, NY 10165-5101, Facsimile: (212) 409-2363, or, in the case of the Investor, c/o Yugang International Ltd., Room 3301-4, China Resources Building, 26 Harbour Road, Hong Kong, Attention: Mr. Edmond Leung, Facsimile:
(852) 2827-5549, with a copy of Morrison & Foerster LLP, 23/F., 30 Queens's Road Central, Hong Kong, Facsimile: (852) 2585-0800 or at such other address or facsimile number as such other party may designate by giving ten (10) days advance written notice by one of the indicated means of notice herein to the other party hereto. Notices by facsimile shall be machine verified as received.

         Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

                  6.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  6.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. The parties hereto consent to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement.

                  6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  6.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company or any Majority Shareholder under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

                  6.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  6.7 Successors And Assigns. Subject to the provisions of
Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, except that the Company may not assign or transfer any of its rights or obligations under this Agreement.

                  6.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  6.11 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares or preferred shares of the Company of any class or series, then, upon the occurrence of any subdivision, combination or share dividend of such class or series of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

                  6.12 Aggregation of Shares. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                                     THECOMPANY:

                                                     TENGTU INTERNATIONAL CORP.


                                                     By:

                                                     Name:

                                                     Title:


                                                     INVESTOR:

                                                     TOP EAGLE HOLDINGS LIMITED



                                                     By:

                                                     Name:

                                                     Title:


                                                     MAJORITY  SHAREHOLDER:




                                                     PAK KWAN CHEUNG